Exhibit 99.1

vTv Therapeutics Reports First Quarter 2026 Financial Results and Provides Corporate Update
Phase 3 CATT1 completion of enrollment on track for the third quarter of 2026
Strong balance sheet expected to fund operations through anticipated CATT1 topline data readout
HIGH POINT, N.C., May 13, 2026 (GLOBE NEWSWIRE) – vTv Therapeutics Inc. (Nasdaq: VTVT), a late-stage biopharmaceutical company focused on the development of cadisegliatin, a novel, potential first-in-class oral adjunctive therapy to insulin being investigated for the treatment of type 1 diabetes (T1D), today reported financial results for the first quarter ended March 31, 2026, and provided a corporate update. The Company continues to advance its Phase 3 CATT1 trial, with enrollment on track for completion in the third quarter of 2026. vTv expects its current cash position to be sufficient to fund operations through the anticipated CATT1 topline data readout, positioning the Company to reach this key value inflection point with cash currently on hand.
“We are executing with focus and discipline as we advance cadisegliatin, a potentially transformative, first-in-class oral therapy for people living with type 1 diabetes,” said Paul Sekhri, Chairman, President, and CEO of vTv Therapeutics. “Enrollment in our Phase 3 CATT1 trial continues to progress steadily, supported by expanded site activation and strong engagement from both investigators and patients. Importantly, with our recently strengthened balance sheet, we are well-capitalized to deliver on completion of enrollment and the anticipated topline data readout and drive long-term value for shareholders.”

Recent Company Highlights
•Phase 3 CATT1 Trial Progressing: Enrollment is ongoing in the Phase 3 CATT1 trial evaluating cadisegliatin as an oral adjunctive therapy to insulin in individuals with T1D. The Company expects to complete enrollment in the third quarter of 2026, supported by expanded site activation and increased investigator and patient engagement.
•License Amendment Adds Non-Dilutive Capital: In February 2026, the Company announced an amendment to its license agreement with Newsoara Biopharma, granting Newsoara global rights to the Company's highly selective PDE4 inhibitor, HPP737. Under the amended agreement, the Company received a $20.0 million upfront payment and is eligible to receive up to approximately $50.0 million in development milestones, up to $65.0 million in sales milestones, and tiered royalties on net sales. The transaction strengthens the Company's balance sheet and maintains strategic focus on advancing cadisegliatin.

First Quarter 2026 Financial Results
•Cash Position: Cash and cash equivalents as of March 31, 2026, were $98.1 million, compared to $88.9 million as of December 31, 2025. The increase reflects the $20.0 million upfront payment received under the recent amendment to the Newsoara license, partially offset by operating expenditures.
•Research & Development (R&D) Expenses: R&D expenses were $9.0 million and $2.8 million in each of the three months ended March 31, 2026, and 2025, respectively. The increase was primarily driven by continued investment in the Phase 3 CATT1 trial.
•General & Administrative (G&A) Expenses: G&A expenses were $4.6 million and $3.7 million for each of the three months ended March 31, 2026, and 2025, respectively. The increase reflects ongoing support for corporate operations and clinical development activities.
•Interest Income: Interest income for the three months ended March 31, 2026, and 2025, of $0.8 million and $0.3 million, respectively, is related to dividend income from our money market accounts.
•Net Income (Loss): Net income attributable to vTv shareholders for the three months ended March 31, 2026, was $24.1 million or $1.94 and $1.65 per basic and diluted share, respectively. Net loss attributable to vTv shareholders for the comparable period a year ago was $5.1 million or $0.77 per basic and diluted share.
Upcoming Events
•H.C. Wainwright 4th Annual BioConnect Investor Conference
Format: Fireside Chat & 1x1 Investor Meetings
Date: Tuesday, May 19, 2026
Time: 12:30 PM ET
Location: New York, NY
•Alliance Global Partners Healthcare Company Showcase
Format: Fireside Chat
Date: Wednesday, May 20, 2026
Time: 4:20 PM ET
Location: Virtual

vTv Therapeutics Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$98,086	$88,932
Prepaid expenses	521	743
Other current assets	201	218
Total current assets	98,808	89,893
Other assets	5	6
Total assets	$98,813	$89,899
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,821	$6,557
Warrant liability, related party	60	84
Total current liabilities	6,881	6,641
Contract liabilities	1,830	18,669
Warrant liability	143	152
Total liabilities	8,854	25,462
Commitments and contingencies
Stockholders’ equity:
Class A Common Stock	39	39
Class B Common Stock	—	—
Additional paid-in capital	392,478	391,090
Accumulated deficit	(302,558)	(326,692)
Total stockholders’ equity	89,959	64,437
Total liabilities and stockholders’ equity	$98,813	$89,899

vTv Therapeutics Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
	(Unaudited)
Revenue	$36,839	$—
Operating expenses:
Research and development	8,978	2,830
General and administrative	4,598	3,673
Total operating expenses	13,576	6,503
Operating income/(loss)	23,263	(6,503)
Interest income	838	331
Other income (expense), net	33	(45)
Net income (loss) before income taxes and noncontrolling interest	24,134	(6,217)
Income tax provision	—	—
Net income (loss) before noncontrolling interest	24,134	(6,217)
Less: net loss attributable to noncontrolling interest	—	(1,125)
Net income (loss) attributable to vTv Therapeutics Inc.	$24,134	$(5,092)
Net income (loss) attributable to vTv Therapeutics Inc. common shareholders	$24,134	$(5,092)
Basic net income (loss) per share of vTv Therapeutics Inc. Class A common stock	$1.94	$(0.77)
Basic weighted average number of vTv Therapeutics Inc. Class A common stock	12,409,278	6,582,844
Diluted net income (loss) per share of vTv Therapeutics Inc. Class A common stock	$1.65	$(0.77)
Diluted weighted average number of vTv Therapeutics Inc. Class A common stock	14,634,420	6,582,844
About vTv Therapeutics
vTv Therapeutics is a late-stage biopharmaceutical company focused on developing oral, small molecule drug candidates intended to help treat people living with diabetes and other chronic diseases. vTv's clinical pipeline is led by cadisegliatin, currently in a U.S. Phase 3 trial, a potential first-in-class oral glucokinase activator being investigated for the treatment of type 1 diabetes. vTv and its development partners are investigating multiple molecules across different indications for chronic diseases. Learn more at vtvtherapeutics.com or follow the company on LinkedIn or X.
About Cadisegliatin
Cadisegliatin (TTP399) is a novel, oral small molecule, liver-selective glucokinase activator being investigated in the U.S. as a potential first-in-class oral adjunctive treatment for type 1 diabetes (T1D). In non-clinical studies, cadisegliatin acted selectively on the liver and increased glucokinase activity independently of insulin. These findings support clinical investigation of whether cadisegliatin can improve glycemic control through hepatic glucose uptake and glycogen storage. Cadisegliatin has been granted Breakthrough Therapy designation by the U.S. Food and Drug Administration (FDA).
Cadisegliatin is under investigation, and the safety and efficacy have not been established. There is no guarantee that this product will receive health authority approval or become commercially available for the use being investigated.
Forward-Looking Statements
This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, the anticipated effect of Phase 3 topline data on the Company, the benefits of cadisegliatin to people living with T1D, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all our forward-looking statements by these cautionary statements.

Investor Contact
John Fraunces
LifeSci Advisors, LLC
917-355-2395
jfraunces@lifesciadvisors.com

Media Contact
Caren Begun
TellMed Strategies
201-396-8551
caren.begun@tmstrat.com